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                                                                       EXHIBIT 5



                                March 25, 1999




Hollywood Park, Inc.
1050 South Prairie Avenue
Inglewood, California  90301


     Re:  9  1/4% Series B Senior Subordinated Notes Due 2007
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Ladies and Gentlemen:

     We have acted as counsel to Hollywood Park, Inc., a Delaware corporation (the "Company"), in connection with the offer to exchange (the "Exchange Offer") all of the Company's previously issued $350,000,000 aggregate principal amount of 9 1/4% Series A Senior Subordinated Notes due 2007 (the "Old Notes") for $350,000,000 aggregate principal amount of 9 1/4% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes"). A registration statement on Form S-4 relating to the Exchange Offer has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). This opinion is furnished to you in connection with the registration of the Exchange Notes.

     We are familiar with the corporate proceedings taken by the Company in connection with the issuance of the Exchange Notes pursuant to the Exchange Offer. It is our opinion that the Exchange Notes, when issued pursuant to the terms of the Exchange Offer, will be legally issued, fully paid and non-assessable and will constitute binding obligations of the Company.

     Our opinion set forth above is subject to and limited by the following:
(a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally including, without limitation, preferences, equitable subordination and fraudulent conveyances, and
(b) the effect of general principles of equity, whether applied by a court of law or equity.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. This opinion is furnished to you in connection with the registration of the Exchange Notes pursuant to the Exchange Offer, is solely for your benefit
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Hollywood Park, Inc.
March 25, 1999
Page 2


and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

                                  Sincerely,

                                  /s/ Irell & Manella LLP

                                  IRELL & MANELLA LLP